SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                     Date of Report: November 12, 1998


                    ACADIA NATIONAL HEALTH SYSTEMS, INC.
           (Exact Name of Registrant as Specified in its Charter)


                                  COLORADO
               (State or Other Jurisdiction of Incorporation)


               0-28976                                010509781
     (Commission File Number)          (I.R.S. Employer Identification Number)

   95 Park Street, Lewiston, Maine                      04240
(Address of Principal Executive Offices)             (Zip Code)


                               (207) 777-3423
                               (800) 274-9185
            (Registrant's Telephone Number, Including Area Code)

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INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

(i) Reference is made to the press release issued to the public by the Registrant on November 5, 1998, the text of which is attached hereto as
    Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

INDEX TO EXHIBITS

Exhibit Description

     99.1 Text of press release dated November 5, 1998

Exhibit 99.1

ACADIA NATIONAL HEALTH SYSTEMS, INC. ANNOUNCES THE ACQUISITION OF MEDICAL FINANCIAL SERVICES, INC., BANGOR, MAINE, THROUGH A LIMITED ASSET PURCHASE AGREEMENT

Lewiston, Maine --(BW HealthWire)--Nov. 5, 1998-- Paul W. Chute, Acadia's Chairman and CEO, said, "the management and professional staff of Medical Financial Services brings to Acadia, (OTC BB: ACAD), a wealth of knowledge and years of experience through its existing lines of medical billing and practice management consulting services." "What adds additional value is Medical Financial Services' expertise in nursing home and rural health center operations management, billing and cost reporting," added Mr. Chute.

Acadia specializes in Medical Billing and Practice Management Consulting Services throughout northern New England. Its clients range from hospital ambulatory departments to hospital based physicians such as radiology, pathology, anesthesiology to independent medical providers like surgery, behavioral health, pulmonology, internal and family practice medicine, rural health centers and now nursing homes.

Acadia recently announced the acquisition of Northeast Medical Billing in Keene, New Hampshire, with clients in New Hampshire, Vermont and Massachusetts. "What we look for in all our relationships is the quality and experience of management and staff," said Mr. Chute. "Our business philosophy is based on 'Great People Add Value', and both acquisitions add seasoned professionals with proven commitment to their clients and a desire to continue their work for Acadia."

Acadia also announces the appointment of Steven I. Weisberger, DO, to its Board of Directors. Dr. Weisberger is a full time practicing family physician and past President of the Maine Osteopathic Society. Dr. Weisberger offers ownership and management experience within rural health centers, nursing homes and medical billing and practice management services organizations. Dr. Weisberger, DO joins Dr. John Crispin, MD on Acadia's Board of Directors.
"Our commitment to our clients is to bring professionals within medicine to leadership positions within Acadia," said Mr. Chute.

Acadia, anticipates fiscal year ending September 30, 1998 pre-tax earnings of $.02 per share compared to $.0005 last year. Gross sales for FY '98, are anticipated at $1,150,000 vs. $748,000 for FY '97 or a 53% increase. "Gross sales for FY '99 are anticipated at $2,600,000 or an 126% increase over FY '98 due to recent acquisitions and continual sales emphasis", reports Mr. Chute, who also offers "our goals are to add value to our clients and share holders through superior services with great people."

Further information contact:

Acadia National Health Systems
Investor Relations
(207) 777-3423
(207) 784-7743 (fax)
email:  acadnat@exploremaine.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ACADIA NATIONAL HEALTH SYSTEMS, INC.

                              /s/ Paul W. Chute

DATE: November 13, 1998       By:    PAUL W. CHUTE
                              Name:  Paul W. Chute
                              Title: Chief Executive Officer